                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
                                Amendment No. 1


                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934


                              May 29, 1996
       ----------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                             Renal Treatment Centers, Inc.
    -----------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                     1-14142                 23-2518331
- ----------------------------        ------------             --------------
(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                   File Number)            Identification
                                                             Number)

1180 W. Swedesford Road, Building 2, Suite 300, Berwyn, PA       19312
- --------------------------------------------------------------------------
       (Address of principal executive offices)                (zip code)


Registrant's telephone number, including area code: 610-644-4796
                                                    ------------

     The Current Report on Form 8-K of Renal Treatment Centers, Inc. (the "Company"), dated May 29, 1996 and filed on June 13, 1996, reported the acquisition of certain assets of Kidney Center of Delaware County, Ltd. ("KCDC") and Kidney Center of Chester County, Ltd. ("KCCC"). Items 7(a) and 7(b) of the report stated that the historical financial statements of KCDC and KCCC required under Rule 3-05 of Regulation S-X and the pro forma financial information required under Article 11 of Regulation S-X would be filed as soon as practicable, but not later than August 13, 1996. The purpose of this amendment is to file such financial statements and information.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a)   Financial Statements of Businesses Acquired.
               --------------------------------------------

               The following lists the historical financial statements of KCDC and KCCC filed herewith:


                                                                       Page
                                                                       ----


               Report of Independent Accountants                          4

               Combined Balance Sheets
                 as of December 31, 1995 and as of March 31, 1996
                 (unaudited)                                              5

               Combined Statements of Operations
                 for the year ended December 31, 1995 and
                 for the three months ended March 31, 1995 (unaudited)
                 and 1996 (unaudited)                                     6

               Combined Statements of Stockholders' Equity
                 for the year ended December 31, 1995
                 and for the three months ended March 31, 1996
                 (unaudited)                                              7

               Combined Statements of Cash Flows
                 for the year ended December 31, 1995
                 and for the three months ended March 31, 1995
                 (unaudited) and 1996 (unaudited)                         8

               Notes to Financial Statements                              9-13

         (b)   Pro Forma Financial Information.
               --------------------------------

               The following lists the pro forma financial information filed herewith:

               Pro forma Consolidated Balance Sheets as of March 31,
               1996                                                       14

               Pro forma Consolidated Statements of Operations for the
                   year ended December 31, 1995 and the three
                   months ended March 31, 1996                            15

               Notes to Pro Forma Consolidated Financial Statements       16-17

         (c)   Exhibits.
               --------
               The following exhibits are filed herewith:                 18

               Exhibit No.         Document
               -----------         --------

               2.1 Asset Purchase Agreement, Dated as of May 29, 1996, with an effective time of May
                                   31, 1996 at 11:59 PM, between Renal
                                   Treatment Centers Pennsylvania, Inc. and
                                   KCCC Liquidating Trust (the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Commission upon its request). (previously filed with the Company's current report on Form 8-K dated May 29, 1996).

               2.2 Asset Purchase Agreement, Dated as of May 29, 1996, with an effective time of May 31, 1996 at 11:59 PM, between Renal Treatment Centers-Pennsylvania, Inc. and KCDC Liquidating
                                   Trust (the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Commission upon its request). (previously filed with the Company's current report on Form 8-K dated May 29, 1996).

               23.1                Consent of Coopers & Lybrand.

               99.1 Fourth Amended and Restated Loan Agreement dated as of June 5, 1996 between Renal Treatment Centers, Inc. and the various lenders set forth therein. (previously filed with the Company's current report on Form 8-K dated May 29, 1996).

               99.2 Press release dated June 10, 1996 issued by Renal Treatment Centers, Inc. (previously filed with the Company's current report on Form 8-K dated May 29, 1996).


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RENAL TREATMENT CENTERS, INC.


                                         /s/Ronald H. Rodgers, Jr.
                                        ----------------------------------
                                        By:  Ronald H. Rodgers, Jr.
                                             Vice President -Finance


Date:

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of KCDC/KCCC Group:

We have audited the accompanying combined balance sheet of KCDC/KCCC Group (the "Group") as of December 31, 1995, and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/COOPERS & LYBRAND, L.L.P.



Wayne, Pennsylvania
June 26,1996

                                KCDC/KCCC GROUP
                             COMBINED BALANCE SHEET
                             December 31, 1995 and
                           March 31, 1996 (unaudited)

                                                         December 31,     March 31,
                                                             1995           1996
                                                                         (Unaudited)
- -------------------------------------------------------------------------------------
Assets
Current assets:
   Cash                                                   $  518,323      $  395,319
   Accounts receivable, net of allowance for
      doubtful accounts of $623,392 and $754,980
       (unaudited) at December 31, 1995 and at
       March 31, 1996, respectively                        3,538,720       3,686,084
      Prepaid expenses                                        10,716           5,674
- -------------------------------------------------------------------------------------
      Total current assets                                 4,067,759       4,087,077
=====================================================================================
Property and equipment (net of accumulated depreciation
 of $1,138,345 and $1,208,233 (unaudited) at December 31,
 1995 and March 31, 1996, respectively)                    1,776,129       1,729,033
- -------------------------------------------------------------------------------------
      Total assets                                        $5,843,888      $5,816,110
=====================================================================================
Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt                      $  307,319      $  309,402
   Accounts payable                                          532,251         472,466
   Pension liability                                       2,119,639       2,119,639
   Accrued compensation                                      364,426         599,432
   Accrued expenses                                           61,725           7,232
- -------------------------------------------------------------------------------------
      Total current liabilities                            3,385,360       3,508,171
=====================================================================================
Long-term debt, net                                        1,550,800       1,471,888
Stockholders' equity:
    Common stock, $1 par value, 2000 shares authorized:
     issued and outstanding 600 shares at December 31,
     1995 and March 31, 1996 (unaudited), respectively           600             600
Additional paid-in capital                                    32,677          32,677
Retained earnings                                            874,451         802,774
- -------------------------------------------------------------------------------------
      Total stockholders' equity                             907,728         836,051
=====================================================================================
      Total liabilities and stockholders' equity          $5,843,888      $5,816,110
=====================================================================================

            See accompanying notes to combined financial statements.

                                KCDC/KCCC GROUP
                        COMBINED STATEMENT OF OPERATIONS
                  for the year ended December 31, 1995 and the
              Unaudited three months ended March 31, 1995 and 1996



                                         December 31,   March 31,    March 31,
                                             1995          1995        1996
                                                       (Unaudited)  (Unaudited)
- ------------------------------------------------------------------------------------
Net patient revenue                       $13,391,407   $3,477,419  $3,270,606
Patient care costs                         10,362,247    2,141,548   2,384,816
- ------------------------------------------------------------------------------------
Operating profit                            3,029,160    1,335,871     885,790

General and administrative                  1,973,516      548,180     584,405
Provision for doubtful accounts             1,393,595      361,774     131,588
Depreciation                                  148,754       38,085      69,871
- ------------------------------------------------------------------------------------
Income (loss) from operations                (486,705)     387,832      99,926

Interest expense, net of interest
 income of $19,767 for the year ended
 December 31, 1995                             26,720       19,000      32,803
- ------------------------------------------------------------------------------------
Net income (loss)                           $(513,425)    $368,832     $67,123
====================================================================================

            See accompanying notes to combined financial statements.

                                KCDC/KCCC GROUP
                  Combined Statements of Stockholders' Equity for the year ended December 31, 1995 and the Unaudited three months ended March 31, 1996



                                             COMMON STOCK      Additional
                                             ------------       Paid-in       Retained
                                            Shares   Amount     Capital       Earnings       Total
- ----------------------------------------------------------------------------------------------------------

Balance, December 31, 1994                   600      $600      $32,677       $2,792,676    $2,825,953
   Net loss                                                                     (513,425)     (513,425)
   S Corporation distribution                                                 (1,404,800)   (1,404,800)
- ----------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                 600      $600      $32,677         $874,451      $907,728
   Net income                                                                     67,123        67,123
   S Corporation distribution                                                   (138,800)     (138,800)
- ----------------------------------------------------------------------------------------------------------
Balance at March 31, 1996                    600      $600      $32,677         $802,774      $836,051
==========================================================================================================

            See accompanying notes to combined financial statements.


                                KCDC/KCCC GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
             for the year ended December 31, 1995 and the unaudited
                   three months ended March 31, 1995 and 1996


                                          December 31,    March 31,   March 31,
                                              1995          1995         1996
                                           (Unaudited)   (Unaudited)
- -------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net (loss) income                      $  (513,425)  $  368,832   $  67,123
   Adjustments to reconcile net income
    to net cash provided by operating
        activities:
           Depreciation                       148,754       38,085      69,871
           Provision for doubtful
            accounts                        1,393,595      361,774     131,588
           Changes in operating assets
            and liabilities:
           Accounts receivable               (426,252)     112,854    (278,935)
           Prepaid expenses                    (4,385)      (9,834)      5,042
           Accounts payable and
            accrued expenses                  903,443      524,261     120,728
- -------------------------------------------------------------------------------------------
           Net cash provided by
            operating activities            1,501,730    1,395,972     115,417
- -------------------------------------------------------------------------------------------
Cash flows from investing activities:        (978,417)    (241,207)    (22,792)
   Capital expenditures
- -------------------------------------------------------------------------------------------
      Net cash used in investing             (978,417)    (241,207)    (22,792)
       activities
- -------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Proceeds from long-term debt
    borrowings                              1,060,521
   Repayments of debt                         (71,731)                 (53,025)
   Payment of S corporation
    distribution                           (1,404,800)    (308,800)   (138,800)
   Repayments of capital lease
    obligations                               (87,554)     (21,889)    (23,804)
- -------------------------------------------------------------------------------------------
      Net cash used by financing
       activities                            (503,564)    (330,689)   (215,629)
- -------------------------------------------------------------------------------------------
Net increase (decrease) in cash and
 cash equivalents                              19,749      824,076    (123,004)
Cash and cash equivalents at beginning
 of period                                    498,574      498,574     518,323
- -------------------------------------------------------------------------------------------
Cash and cash equivalents at end of
 period                                   $   518,323   $1,322,650   $ 395,319
===========================================================================================

            See accompanying notes to combined financial statements.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.    Description of Business
KCDC/KCCC Group (the "Group") consists of Kidney Center of Delaware County, Ltd. ("KCDC") and Kidney Center of Chester County, Ltd. ("KCCC"). The Group provides dialysis treatments for End Stage Renal Disease ("ESRD") patients in an outpatient environment or in the patient's home. Additionally, the Group has entered into inpatient dialysis service agreements with hospitals to provide dialysis treatments on an inpatient basis.

For the year ended December 31, 1995, approximately 53% of the Company's net patient revenue was received from Medicare. Accordingly, the Company's operations and cash flows are dependent upon the rate and manner of payment for patient services from third party payors and, in particular, federal and state administered programs.

2.    Summary of Significant Accounting Policies
Basis of Presentation:
The combined financial statements of the Group include the accounts and results of operations of KCDC and KCCC. KCDC is owned by James Clark, M.D. and Richard
R. Soricelli, M.D. and KCCC is owned by James Clark, M.D., Richard R. Soricelli, M.D., Hardy Sorkin, M.D. and George Randolph Westby, M.D.

Certain amounts included in the accompanying combined financial statements and related footnotes reflect the use of estimates based on assumptions made by management. Actual amounts could differ from these estimates.

Principles of Combination:
The combined financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of KCDC and KCCC. All significant intercompany accounts and transactions have been eliminated in combination.

Patient Revenue and Allowances:
Patient revenue is recorded at established rates on the accrual basis in the period during which the service is provided. Appropriate allowances to give recognition to third-party arrangements are also recorded on the accrual basis. Payments to the Group under Medicare and Medicaid and other state administered programs are based upon a predetermined specific fee per treatment.

The Group does not believe there are any significant credit risks associated with receivables from Medicare and Medicaid and other state administered programs. The allowance for doubtful accounts consists of management's estimate of amounts that may prove uncollectible from secondary insurers or patients.

Patient Care Costs:
Patient care costs include medical supplies, including Erythropoietin ("EPO") supplies, and direct patient care salaries and benefits.

Dialysis Supplies:
Dialysis supplies, including EPO, are expensed at the time of purchase.

Property and Equipment and Depreciation and Amortization:
Property and equipment are stated at cost or respective fair market value at the time of acquisition. Equipment under capital lease is stated at the lower of the fair market value or net present value of the minimum lease payments at inception of the lease. Depreciation and amortization are provided by the straight-line method over the estimated useful lives of the related assets or lease terms for leasehold improvements and equipment under capital lease. The estimated useful life is five to seven years for furniture, fixtures and equipment. Costs of maintenance and repairs are charged to expense as incurred. Sales and retirements of depreciable assets are recorded by removing the related cost and accumulated depreciation from the accounts. Gains and losses on sales and retirements of assets are reflected in results of operations.

Income Taxes:
KCDC and KCCC have elected to have their income taxed as S Corporations under the provisions of the Internal Revenue Code. Therefore, taxable income or loss is reported for all of the Group's entities to the individual stockholders for inclusion in their respective tax returns, and no provision for federal or state income taxes is included in these statements.

Prepaid Expenses:
Prepaid expenses consist of prepaid insurance and real estate taxes.

Estimated Medical Professional Liability Claims:
The Company is insured for medical professional liability claims through a commercial insurance policy. It is the Group's policy that provision for estimated premium adjustments to medical professional liability costs be made for asserted and unasserted claims and based upon the Group's experience. Provision for such professional liability claims includes estimates of the ultimate costs of such claims. To date, the Group's experience with such claims has not been significant. Accordingly, no such provision has been made.

Cash Equivalents:
For the purpose of reporting cash flows, the Group considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The cash of the Group is principally held by one financial institution.

Interim Financial Information:
The financial statements and accompanying financial information in the notes to the combined financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments and accruals) which the Group considers necessary for a fair presentation of the financial position of the Group at such dates and the operating results and cash flows for those periods. Results for interim periods are not necessarily indicative of results for the entire year.

3.    Property and Equipment:
A summary of property and equipment and related accumulated depreciation as of December 31, 1995 is as follows:

                                                      December 31, 1995
- --------------------------------------------------------------------------------
Furniture, fixtures and equipment                         $1,513,215
Capital leases                                             1,401,259
- --------------------------------------------------------------------------------
                                                           2,914,474
- --------------------------------------------------------------------------------
Less accumulated depreciation                              1,138,345
- --------------------------------------------------------------------------------
                                                          $1,776,129
================================================================================

Depreciation expense was $148,754 for the year ended December 31, 1995.

4.    Long-Term Debt:                                 December 31, 1995

- --------------------------------------------------------------------------------
Long-term debt as of December 31, 1995 consists of:

Term loan payable in monthly principal
 installments of $6,830 through August 1, 2000 at an
 interest rate equal to prime, 8.5% at December 31,
 1995                                                     $  375,705
Term loan payable in monthly principal installments
 of $7,511 through August 1, 2000 at an interest
 rate equal to prime, 8.5% at December 31, 1995              413,105
Term loan payable in monthly principal
 installments of $3,333 through January 1, 2001
 at an interest rate equal to prime, 8.5% at December 31,
 1995                                                        199,980
Capital lease obligation                                     869,329
Less current portion                                        (307,319)
                                                          ----------
                                                          $1,550,800
                                                          ==========

Maturities of long-term debt outstanding, excluding capital leases, as of December 31, 1995 for each of the next five years, is as follows:

                Year
                ------------------------
                1996            $212,100
                1997             212,100
                1998             212,100
                1999             212,100
                2000             140,390

The loans are collateralized by a lien on all of the Group's assets. The agreements require the Group to comply with certain covenants and maintain certain financial ratios. There was a covenant violation during the year ended December 31, 1995. The loans are not classified as a current liability since the debt was subsequently paid off. The carrying amount of the long-term debt is a reasonable estimate of its fair value utilizing interest rates based on the prevailing market rates.

5.  Leasing Arrangements:

The Group leases certain of its operating facilities, corporate office and furniture and equipment under non-cancelable leases for terms ranging from three to fifteen years with certain renewal options. Certain facilities and equipment are leased by the Group from stockholders.

Future minimum lease payments are as follows:

                                                  Third-party   Operating Leases
                                       Capital     Operating          with
                                        Lease        Leases       Stockholders
- --------------------------------------------------------------------------------

1996                                  $  157,500     $23,170        $286,572
1997                                     157,500       4,678         286,572
1998                                     157,500       1,548
1999                                     157,500
2000 and thereafter                      472,500
- --------------------------------------------------------------------------------
Total minimum lease payments           1,102,500     $29,396        $573,144
- -------------------------------------------------  =============================
Less amount representing interest        233,171
Present value of net minimum
 payments under capital lease            869,329
Less current portion                      95,219
- -------------------------------------------------
                                      $  774,110
=================================================

The capital lease represents a lease for a dialysis facility with companies owned in whole by the Group's stockholders. Rent expense paid to stockholders under operating leases was $286,572 for the year ended December 31, 1995.

6.  Benefit Plans:

KCDC and KCCC each maintain a defined benefit pension plan covering substantially all employees. KCDC and KCCC failed to timely amend the plan for the Tax Reform Act of 1986 in 1995, which subjects the plan to disqualification by the Internal Revenue Service. The plan has been amended to cure the disqualification prospectively and KCDC and KCCC each filed an application with the IRS under the Voluntary Closing Agreement Program to cure the disqualification for the years 1989 through 1994. This program can impose a sanction between $1,000 and 40% of the maximum payment amount (which equals approximately $140,000). At the current time management cannot predict the ultimate outcome. KCDC's and KCCC's funding policy, consistent with statutory requirements, is based on actuarial computations.

The pension cost for the year ended December 31, 1995 included the following components:

                                                           1995
                                                         --------
   Service cost - benefits earning
    during the year                                      $395,334
   Interest cost on projected benefit
    obligation                                            300,208
   Return on assets                                      (627,197)
   Net amortization and deferral                          381,346
                                                         --------

          Total pension cost                             $449,691
                                                         ========

The funded status of the pension plan at December 31, 1995, using a valuation date of January 1, 1995, for the plan assets and liabilities was:

Actuarial present value of
    benefit obligations:
Accumulated benefit obligations:
    Vested                                                     $4,087,273

Effect of projected future
    increases in compensation                                   1,435,875
                                                               ----------
Projected benefit obligation
                                                                5,523,148
Plan assets at fair value
                                                                4,808,529
Deficiency of plan assets over projected benefit obligation    ----------

Unrecognized net gain                                             714,619

Unrecognized transition asset                                     338,408

Pension liability                                               1,066,612
                                                               ----------

Major Assumptions:                                             $2,119,639
                                                               ==========
Discount rate
Average rate of increase in compensation
Expected long-term rate of return on plan assets

                                                                   6%
                                                                   3%
                                                                   7%

The accumulated benefit obligation represents the actuarial present value
(including the discount rate noted above) of accumulated   plan benefits, while
the projected benefit obligation assumes future increases in compensation.

7.  Commitment and Contingencies:

KCDC has an employment agreement with an officer which provides for total annual
compensation of approximately $150,000.  In   the event of a merger or an
acquisition, the agreement entitles the officer to a payout of approximately $150,000.

KCCC has been named in an action related to a medical malpractice claim.  While
the ultimate disposition of this contingency cannot   be determined at this
time, management believes that their insurance is adequate to cover the claim.

8.    Supplemental Cash Flow Information:

Supplemental disclosure of cash flow information for the year ended December
31,1995 and for the three months ended March  31,   1995 and March 31, 1996 is
as follows:


                                    December 31,   March 31,    March 31,
                                        1995         1995         1996
                                                  (Unaudited)  (Unaudited)
- ---------------------------------------------------------------------------

Cash paid for:
 Interest                              $40,155      $16,000       $36,207
===========================================================================

9.  Subsequent Event:
On May 29, 1996 the Group sold substantially all assets except accounts receivable and cash to Renal Treatment Centers, Inc. for $26,622,396, effective 11:59 PM May 31, 1996. As part of this transaction the Group retained all liabilities.

                 RENAL TREATMENT CENTERS, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 1996

                                                       Historical
                                                          Renal       Historical
                                                        Treatment      Acquired       Pro forma
                                                      Centers, Inc.     company    adjustments (1)    Pro forma
                                                       (unaudited)    (unaudited)    (unaudited)     (unaudited)
                                                      --------------  -----------  ---------------  -------------
ASSETS

Current assets:

Cash                                                   $  2,657,638   $  395,319      $  (595,319)   $  2,457,638
Accounts receivable, net                                 56,090,971    3,686,084       (3,686,084)     56,090,971
Inventories                                               3,522,878                       198,491       3,721,369
Deferred taxes                                            1,412,519                                     1,412,519
Prepaid expenses and other current assets                 1,023,065        5,674           (5,674)      1,023,065
                                                       ------------   ----------      -----------    ------------
  Total current assets                                   64,707,071    4,087,077       (4,088,586)     64,705,562
Property and equipment, net                              24,952,573    1,729,033         (525,780)     26,155,826
Intangibles, net                                         86,055,057                    25,420,652     111,475,709
Deferred taxes, non-current                               1,749,754                                     1,749,754
                                                       ------------   ----------      -----------    ------------
   Total assets                                        $177,464,455   $5,816,110      $20,806,286    $204,086,851
                                                       ============   ==========      ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Current portion of long-term debt                      $  4,742,845   $  309,402      $  (309,402)   $  4,742,845
Accounts payable                                          5,416,174      472,466         (472,466)      5,416,174
Pension liability                                                      2,119,639       (2,119,639)
Accrued compensation                                      3,300,300      599,432         (599,432)      3,300,300
Accrued expenses                                          4,469,349        7,232           (7,232)      4,469,349
Accrued income taxes                                      2,320,777                                     2,320,777
Accrued interest                                            745,647                                       745,647
                                                       ------------   ----------    -------------    ------------
   Total current liabilities                             20,995,092    3,508,171       (3,508,171)     20,995,092

Long term debt, net                                      40,503,340    1,471,888       25,150,508 (2)  67,125,736

Stockholders' equity:

Preferred stock, $0.01 par value, 5,000,000 shares
  authorized; none issued
Common stock, $.01 par value, 45,000,000 shares
  authorized; 23,619,076 shares issued and
  outstanding                                               236,191          600             (600)(3)     236,191
Additional paid-in capital                               83,619,838       32,677          (32,677)(3)  83,619,838
Retained earnings                                        32,504,070      802,774         (802,774)(3)  32,504,070
                                                       ------------   ----------    -------------    ------------
Less treasury stock, 37,202 shares at cost                 (394,076)                                     (394,076)
                                                       ------------   ----------    -------------    ------------
   Total liabilities and stockholders' equity          $177,464,455   $5,816,110      $20,806,286    $204,086,851
                                                       ============   ==========    =============    ============

                RENAL TREATMENT CENTERS, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 For the year ended December 31, 1995 and the three months ended March 31, 1996



                                     Historical                                                    Historical
                                     ----------                                                    ----------
                              For the year ended December 31, 1995                      For the three months ended March 31, 1996

                                Renal                                                    Renal
                               Treatment     Acquired      Pro forma                   Treatment     Acquired    Pro forma
                             Centers, Inc.    company     adjustments    Pro forma    Centers, Inc.   company   adjustments
                             -------------  -----------   ------------   -----------  -------------  --------- ------------


Net patient revenue          $158,697,471   $13,391,407                  $172,088,878  $49,204,164   $3,270,606
Patient care costs             76,261,775    10,362,247                    86,624,022   23,706,233    2,384,816
                             -----------    ------------  -----------    ------------  -----------   ----------  --------

Operating profit               82,435,696    3,029,160                     85,464,856   25,497,931      885,790

General and administrative     40,579,084    1,973,516                     42,552,600   12,903,283      584,405

Provision for doubtful
 accounts                       4,324,541    1,393,595                      5,718,136    1,535,944      131,588

Depreciation and
 amortization                  11,924,117      148,754     $1,866,187(A)   13,939,058   3,536,388        69,871 $ 433,863(A)

Merger expenses                 2,087,542                                 $ 2,087,542   1,708,247
                              -----------   ----------     ----------     -----------  ----------   -----------  --------
Income (loss) from
 operations                    23,520,412     (486,705)    (1,866,187)     21,167,520   5,814,069       99,926   (433,863)
                              -----------   ----------     ----------     -----------  ----------   -----------  --------

Interest expense, net           2,486,954       26,720                      2,513,674     665,808        32,803
                              -----------   ----------     ----------     -----------  ----------   -----------  --------
Income (loss) before
 income taxes                  21,033,458     (513,425)    (1,866,187)     18,653,846   5,148,261        67,123  (433,863)

Income taxes                    7,632,069                    (690,489)(B)   6,941,580   1,990,207                (160,529)(B)
                              -----------   ----------     ----------     -----------  ----------   -----------  --------

Net income                    $13,401,389    $(513,425)   $(1,175,698)    $11,712,266  $3,158,054       $67,123 $(273,334)
                              ===========   ==========     ==========     ===========  ==========   ===========  ========

Pro forma net income per
 common and common
 stock equivalent (C)                                                           $0.53
                                                                          ===========


Pro forma weighted average
 common shares used in
 computing earnings per
 share                                                                     21,930,356
                                                                          ===========

                                     Pro forma
                                     ---------
Net patient revenue                  $52,474,770
Patient care costs                    26,091,049
                                     -----------

Operating profit                      26,383,721

General and administrative            13,487,688

Provision for doubtful
 accounts                              1,667,532

Depreciation and
 amortization                          4,040,122

Merger expenses                        1,708,247
                                     -----------
Income (loss) from
 operations                            5,480,132
                                     -----------
Interest expense, net                    698,611
                                     -----------
Income (loss) before
 income taxes                          4,781,521

Income taxes                           1,829,678
                                     -----------

Net income                            $2,951,843
                                     ===========

Pro forma net income per
 common and common
 stock equivalent (C)                      $0.12
                                     ===========
Pro forma weighted average
 common shares used in
 computing earnings per
 share                                24,278,435
                                     ===========


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


   On May 29, 1996, Renal Treatment Centers, Inc. (the "Company") acquired substantially all of the non-current and certain other assets of two affiliated corporations, Kidney Center of Delaware County, Ltd. ("KCDC") and Kidney Center of Chester County, Ltd. ("KCCC"), each of which operates a Medicare-certified end-stage renal dialysis facility (collectively "the Seller") in the suburban Philadelphia, Pennsylvania area. KCDC is owned by James Clark, M.D. and Richard
R. Soricelli, M.D. and KCCC is owned by James Clark, M.D., Richard R. Soricelli, M.D., Hardy Sorkin, M.D. and George Randolph Westby, M.D. The parties made the purchase and sale pursuant to two separate asset purchase agreements ("the Agreements") dated May 29, 1996, with an effective time of May 31, 1996 at 11:59 PM, between a subsidiary of the Company and liquidating trusts into which KCDC and KCCC, respectively, had transferred their assets.

   As part of the transaction, the Company entered into covenants not to compete with each of the selling physicians and concurrently entered into new agreements and received assignments of existing agreements to provide acute dialysis services at an aggregate of nine area hospitals. In addition, the Company entered into a physician director agreement with a physician group affiliated with the selling physicians to act as Physician Director of the Facilities.

   The Company paid total cash consideration of $26,622,396 and determined the consideration based on negotiations with KCDC and KCCC and the fair market value of the assets used in the facilities as a going concern.

   The cash consideration was funded entirely through borrowings under the Company's credit agreement with a consortium of banks.

   Except as arising out of the acquisition, there is no material relationship between KCDC or KCCC, on the one hand, and the Company or any of its directors, officers, affiliates or by their associates, on the other hand.

   The transaction has been accounted for as a business combination in accordance with the purchase method of accounting.

Basis of Presentation
- ---------------------

   The unaudited pro forma financial statements are presented to illustrate
(i) the pro forma effects on the Company's balance sheet as of March 31, 1996 and (ii) the pro forma effects on the Company's results of operations for the year ended December 31, 1995 and for the three month period ended March 31, 1996 as if the transaction had occurred on January 1, 1995. The unaudited pro forma financial statements include adjustments resulting from the purchase accounting and bank financing and are not necessarily indicative of what the combined financial position or results of operations would have been had the transaction occurred on January 1, 1995, nor are they necessarily indicative of future results of the combined entities.

   Certain pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and are thus subject to change.

Adjustments to Pro Forma Consolidated Balance Sheets
- ----------------------------------------------------

(1) Adjusts assets to fair market value and eliminates certain assets not assumed by the Company in connection with the acquisition.

(2)   Reflects increase in liability to finance the acquisition.

(3) Eliminates ownership interest in the company whose assets were acquired in the acquisition.

Adjustments to Pro forma Consolidated Statements of Operations
- --------------------------------------------------------------

(A) Reflects depreciation and amortization expense resulting from the revaluation in purchase accounting of fixed assets and intangible assets of $1,356,889 and $339,221 offset by historical Seller depreciation and amortization of $148,754 and $69,871 for the year ended December 31, 1995 and for the three months ended March 31, 1996, respectively. Also reflects additional amortization over a 25 year period of the excess cost over net assets acquired of $658,052 and $164,513 for the year ended December 31, 1995 and for the three months ended March 31, 1996, respectively, as if the Seller were acquired as of January 1, 1995.

(B) Reflects the adjustments to income taxes which would have been provided on pro forma income before taxes.

(C) Pro forma net income per common and common stock equivalents is computed by dividing net income by the weighted average number of common and common stock equivalents outstanding during the period.

                                 Exhibit Index


Exhibit         Document                                                               Page
- -------         --------                                                               ----
     2.1        Asset Purchase Agreement, Dated as of May 29, 1996, with an effective time of May 31, 1996 at 11:59 PM, between Renal
                Treatment Centers-Pennsylvania, Inc. and KCCC Liquidating Trust
                (the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be
                provided supplementally to the Commission upon its request).
                (previously filed with the Company's current report on Form 8-K dated May 29, 1996).


     2.2 Asset Purchase Agreement, Dated as of May 29, 1996, with an effective time of May 31, 1996 at 11:59 PM, between Renal
                Treatment Centers-Pennsylvania, Inc. and KCDC Liquidating Trust
                (the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Commission upon its request).
                (previously filed with the Company's current report on Form 8-K dated May 29, 1996).

     23.1       Consent of Coopers & Lybrand.                                            19

     99.1       Fourth Amended and Restated Loan Agreement dated as of June 5,
                1996 between Renal Treatment Centers, Inc. and the various lenders set forth therein. (previously filed with the Company's current report on Form 8-K dated May 29, 1996).

     99.2       Press release dated June 10, 1996 issued by Renal Treatment
                Centers, Inc. (previously filed with the Company's current report on Form 8-K dated May 29, 1996).